Exhibit 99.1
Compass, Inc. Reports First Quarter 2022 Results
•Reports Record 1Q Revenue of $1.4 Billion, up 25% from 1Q21
•Expands National LTM Market Share to 5.8%, up 150 basis points from 1Q21 LTM

New York, NY - May 12, 2022 - Compass, Inc. (NYSE: COMP), a leading tech-enabled real estate brokerage, today announced that revenue for the first quarter 2022 was $1.4 billion, an increase of 25% year-over-year.

The Compass technology and services platform contributed to year-over-year Total Transactions and Gross Transaction Value growth of 18% and 23%, respectively, for the first quarter. Market share increased to 5.8% over the last twelve months (“LTM”) up from 4.3% LTM in 2021 and increased to 6.1% in 1Q22, up from 5.6% in 4Q21.

“We delivered $1.4 billion in revenue, a first quarter record for Compass,” said Robert Reffkin, Founder, Chairman, and CEO of Compass. “Compass agents have consistently demonstrated their ability to grow in a variety of market conditions and in the first quarter, they grew market share to 6.1%, our second highest market share quarter ever. This is even more impressive since the first quarter is typically our slowest volume quarter. Consistent with historical performance over the past four years, we expect to take even more share through the remainder of 2022.”

Reffkin continued, “The Compass platform has been a major factor in our ability to take share by attracting agents and helping them grow their business. We see the current macro uncertainty as an opportunity for us to extend our technology lead over the rest of the industry, creating an even wider moat. Most importantly, we have significant capacity to reduce spending as necessary, while continuing to grow our business, improve our cash position and drive positive free cash flow in 2023.”

As of the end of the first quarter, the Company had $476 million in cash and access to a $350 million revolver.

Net loss attributable to Compass was $188 million and Adjusted EBITDA loss was $97 million in the first quarter. A significant driver of the net loss was non-cash stock based compensation expense of $64 million. The Company expects the first quarter to be its largest net loss quarter of the year, consistent with historical seasonality.

Additional information can be found in the Company’s 1Q 2022 Business Update and Supplementary Information Presentation on the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook

2Q22 and FY22 Outlook:
•2Q22:
◦2Q22 Revenue expected to be $2.0 billion - $2.2 billion
◦2Q22 Adjusted EBITDA of $0 to $40 million

•FY22:
◦FY22 Revenue of $7.6 billion to $8.0 billion
◦FY22 Adjusted EBITDA of at least breakeven

2025 Targets:
•FY25 Adjusted EBITDA Margin of 10% and minimum Adjusted EBITDA of $1.2 billion
•FY25 Free Cash Flow Margin of at least 8-9%1

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net Loss because certain expenses excluded from GAAP Net Loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for Free Cash Flow Margin because the components of free cash flow cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.
1 Free cash flow represents cash flows from operating activities, less capital expenditures.

1Q22 Financial Highlights:
•Revenue increased by 25% year-over-year to a first quarter record of $1.4 billion as transactions increased 18%.
•GAAP Net Loss attributable to Compass, Inc. was $188 million, compared to $212 million in 1Q21.
•Adjusted EBITDA2 was $(97) million, compared to $(31) million in 1Q21.

1Q22 Operational Highlights:
•Agents: Average Number of Principal Agents was 12,574, an increase of 398 from 4Q21.
•Transactions: Compass agents closed a first quarter record 47,367 Total Transactions, up 18% year-over-year, compared to a (5)% decline in transactions for the residential real estate market3.
•Gross Transaction Value (“GTV”)4: GTV of $53.7 billion increased by 23% year-over-year. This was a first quarter record for Compass, reflecting strong transaction volume and higher average transaction value.
•Markets: In 1Q22, Compass entered two new markets, bringing the total markets served to 71 at the end of the quarter. On a last twelve months' basis, Compass national market share was 5.8% in 1Q22, up from 5.6% in 4Q21 and 4.3% in LTM 1Q21. In 1Q22 alone, Compass' national market share was 6.1%, up from 5.2% in 1Q21.

1Q22 Operational Update:
•Entire Transaction: In the near future, all Compass agents will be able to facilitate the entire real estate transaction -- including offers, forms and e-signatures -- on the Compass platform with no need to use third-party real estate software.
•Title and Escrow: On May 11th, Compass acquired the Consumer’s Title Company of California. Licensed in every county in California, Consumer's Title will dramatically expand Compass' settlement services footprint across the state. Compass now offers Title and Escrow services in nine states plus Washington DC, with expanded coverage in California, covering nearly half of our Total Transaction volume, giving us opportunities to drive incremental revenue on each of our transactions. Compass’ Title & Escrow services were utilized on a mid-single digit percentage of our Total Transactions in 1Q22.
•Mortgage: OriginPoint wrote its first mortgages in 4Q21 and expects to offer mortgage services across additional Compass markets by year-end 2022. OriginPoint has obtained required licenses in 26 states plus Washington DC and currently has over 30 loan officers operating in seven states plus Washington DC.

Conference Call Information

Management will conduct a conference call to discuss the first quarter results as well as outlook at 5:00 p.m. ET on May 12, 2022. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. 1Q22 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
3 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. (5)% figure based on NAR (National Association of Realtors) data as of March 2022.
4 Gross Transaction Value is the sum of all closing sale prices for homes transacted by agents on the Compass platform (excluding rental transactions). We include the value of a single transaction twice when our agents serve both the home buyer and home seller in the transaction.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the second quarter and full year of 2022, long-term financial targets for full year of 2025, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions (including inflation and interest rates), the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends; our ability to continuously innovate, improve and expand our platform; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our ability to expand our brokerage and adjacent services businesses; our ability to offer additional adjacent services; our ability to grow revenue from adjacent services at our anticipated rate; our ability to achieve expected benefits from our mortgage business and our joint venture, OriginPoint; our rapid growth and rate of growth; our net losses and ability to achieve or sustain profitability in the future; any future impact of the ongoing COVID-19 pandemic on our business; our ability to compete successfully in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; fluctuation of our quarterly results and other operating metrics; our ability to successfully complete acquisitions and integrate target companies; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; and other general market, political, economic, and business conditions. Additionally, these forward-looking statements, particularly our expected financial results and long-term financial targets, involve risks, uncertainties and assumptions, including those related to any future impacts of the ongoing COVID-19 pandemic and inflationary pressure on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 28, 2022, which is available on the Investor Relations page of our website at https://investors.compass.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin have limitations as analytical tools, therefore you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin alongside other financial performance measures, including net loss attributable to Compass, Inc., operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin. Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow margin are not presented in accordance with GAAP and the use of these terms varies from others in our industry.

Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release and investors are encouraged to review these reconciliations.

About Compass

Founded in 2012, Compass is the largest residential real estate brokerage in the United States5. The technology-enabled brokerage provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.Compass.com.

Investor Contact
Rich Simonelli
richard.simonelli@compass.com

Media Contact
Chris O’Brien
chris.obrien@compass.com

5 T. Velt, “RealTrends 500: The Rise of Compass,” RealTrends, Online, HW Media, 3/25/2022, https://www.realtrends.com/realtrends-500-the-rise-of-compass/.

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$475.9	$618.3
Accounts receivable, net of allowance	66.4	48.5
Compass Concierge receivables, net of allowance	47.0	32.9
Other current assets	104.6	94.9
Total current assets	693.9	794.6
Property and equipment, net	173.0	157.4
Operating lease right-of-use assets	498.0	484.7
Intangible assets, net	119.5	127.2
Goodwill	189.4	188.3
Other non-current assets	52.7	48.4
Total assets	$1,726.5	$1,800.6
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$36.7	$34.6
Commissions payable	79.1	63.9
Accrued expenses and other current liabilities	171.3	240.9
Current lease liabilities	97.8	81.5
Concierge credit facility	18.3	16.2
Total current liabilities	403.2	437.1
Non-current lease liabilities	497.6	483.0
Other non-current liabilities	20.2	32.9
Total liabilities	921.0	953.0
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	2,585.0	2,438.8
Accumulated deficit	(1,783.0)	(1,595.0)
Total Compass, Inc. stockholders' equity	802.0	843.8
Non-controlling interest	3.5	3.8
Total stockholders' equity	805.5	847.6
Total liabilities and stockholders' equity	$1,726.5	$1,800.6

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$1,397.0	$1,113.9
Operating expenses:
Commissions and other related expense (1)	1,146.4	942.2
Sales and marketing (1)	145.0	111.3
Operations and support (1)	108.9	70.0
Research and development (1)	108.2	96.6
General and administrative (1)	55.3	92.9
Depreciation and amortization	18.7	13.5
Total operating expenses	1,582.5	1,326.5
Loss from operations	(185.5)	(212.6)
Investment income, net	0.1	—
Interest expense	(0.7)	(0.5)
Loss before income taxes and equity in loss of unconsolidated entity	(186.1)	(213.1)
Income tax (expense) benefit	(0.1)	0.7
Equity in loss of unconsolidated entity	(2.1)	—
Net loss	$(188.3)	$(212.4)
Net loss attributable to non-controlling interests	0.3	—
Net loss attributable to Compass, Inc.	$(188.0)	$(212.4)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.45)	$(1.67)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	415,384,878	126,917,284

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended March 31,
	2022	2021
Commissions and other related expense	$17.0	$44.6
Sales and marketing	10.7	9.0
Operations and support	4.3	5.0
Research and development	16.9	49.5
General and administrative	14.9	59.4
Total stock-based compensation expense	$63.8	$167.5

Stock-based compensation expense for the three months ended March 31, 2021 includes the following amounts related to a one-time acceleration of stock-based compensation expense in connection with the IPO (in millions):

IPO Related Expense
Commissions and other related expense	$41.7
Sales and marketing	1.8
Operations and support	3.1
Research and development	46.9
General and administrative	55.0
Total stock-based compensation expense	$148.5

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net loss	$(188.3)	$(212.4)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18.7	13.5
Stock-based compensation	63.8	167.5
Equity in loss of unconsolidated entity	2.1	—
Change in acquisition related contingent consideration	0.4	(3.2)
Bad debt expense	1.5	3.0
Amortization of debt issuance costs	0.3	0.3
Changes in operating assets and liabilities:
Accounts receivable	(18.6)	(2.0)
Compass Concierge receivables	(14.8)	(0.7)
Other current assets	(9.9)	(10.7)
Other non-current assets	(1.5)	(7.4)
Operating lease right-of-use assets and operating lease liabilities	11.6	1.1
Accounts payable	3.3	(3.9)
Commissions payable	15.2	(7.9)
Accrued expenses and other liabilities	5.2	15.5
Net cash used in operating activities	(111.0)	(47.3)
Investing Activities
Investment in unconsolidated entity	(5.0)	—
Capital expenditures	(20.8)	(10.0)
Payments for acquisitions, net of cash acquired	(3.8)	(59.2)
Net cash used in investing activities	(29.6)	(69.2)
Financing Activities
Proceeds from exercise and early exercise of stock options	5.5	14.4
Taxes paid related to net share settlement of equity awards	(7.4)	—
Proceeds from drawdowns on Concierge credit facility	9.2	6.3
Repayments of drawdowns on Concierge credit facility	(7.1)	(4.5)
Payments of contingent consideration related to acquisitions	(2.0)	(6.3)
Payments of debt issuance costs for credit facilities	—	(1.4)
Payments of deferred offering costs	—	(2.5)
Net cash (used in) provided by financing activities	(1.8)	6.0
Net decrease in cash and cash equivalents	(142.4)	(110.5)
Cash and cash equivalents at beginning of period	618.3	440.1
Cash and cash equivalents at end of period	$475.9	$329.6

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss attributable to Compass, Inc.	$(188.0)	$(212.4)
Adjusted to exclude the following:
Depreciation and amortization	18.7	13.5
Investment income, net	(0.1)	—
Interest expense	0.7	0.5
Stock-based compensation	63.8	167.5
Income tax expense (benefit)	0.1	(0.7)
Acquisition-related expenses(1)	8.1	1.0
Adjusted EBITDA	$(96.7)	$(30.6)

(1) For the three months ended March 31, 2022 and 2021, acquisition-related expenses includes a $0.4 million loss and a $3.2 million gain, respectively, as a result of changes in the fair value of contingent consideration and $7.7 million and $4.2 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods.

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended March 31, 2022
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$1,146.4	$145.0	$108.9	$108.2	$55.3
Adjusted to exclude the following:
Stock-based compensation	(17.0)	(10.7)	(4.3)	(16.9)	(14.9)
Acquisition-related expenses	—	—	(8.1)	—	—
Non-GAAP Basis	$1,129.4	$134.3	$96.5	$91.3	$40.4

	Three Months Ended March 31, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$942.2	$111.3	$70.0	$96.6	$92.9
Adjusted to exclude the following:
Stock-based compensation	(44.6)	(9.0)	(5.0)	(49.5)	(59.4)
Acquisition-related expenses	—	—	(1.0)	—	—
Non-GAAP Basis	$897.6	$102.3	$64.0	$47.1	$33.5